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                                                                      EXHIBIT 11
                          MUTUAL RISK MANAGEMENT LTDM
                       COMPUTATION OF EARNINGS PER SHARE
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                                                            THREE MONTHS ENDED MARCH 31,
                                                              1998                    1997
                                               (in thousands except share and per share amounts)

BASIC
-----

Income Available to Common Shareholders                    $    14,531               $    10,644
                                                           ===========               ===========

Weighted Average Common Shares outstanding                  37,946,018                37,168,166
                                                           -----------               -----------

Basic earnings per Common Share                                  $0.38               $      0.29
                                                           ===========               ===========

DILUTED
-------

Income Available to Common Shareholders                    $    14,531               $    10,644
Debenture interest                                               1,675                     1,591
                                                           -----------               -----------
                                                           $    16,206               $    12,235
                                                           ===========               ===========

Weighted Average Common Shares outstanding                  37,946,018                37,168,166
                                                           -----------               -----------

Common share equivalents associated with
options, Redeemable Common Shares and
Convertible Debentures:
  Options                                                    4,140,943                 3,954,498
  Redeemable Common Shares                                     937,168                   937,168
  Convertible Debentures                                     6,978,800                 6,978,800
                                                           -----------               -----------
                                                            12,056,911                11,870,466

Common Shares purchased with proceeds
   from options exercised                                   (2,242,587)               (2,837,198)
                                                             9,814,324                 9,033,268
                                                           -----------               -----------

Total Weighted Average Common Shares                        47,760,342                46,201,434
                                                           ===========               ===========

Diluted earnings per Common Share                                $0.34               $      0.26
                                                           ===========               ===========
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